SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2005

Knowles Electronics Holdings, Inc.

DELAWARE	333-40076	36-2270096

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1151 MAPLEWOOD DRIVE, ITASCA, ILLINOIS            60143
(Address of principal executive offices)                  (Zip Code)

Registrant’s telephone number, including area code (630) 250-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Amendment to a Material Definitive Agreements

     Knowles Electronics Holdings, Inc. (“Knowles”) obtained an Amendment No. 8 and Waiver dated as of March 10, 2005 (the “Amendment”), to the Credit Agreement dated as of June 28, 1999, as amended and restated as of July 21, 1999, as amended (the “Credit Agreement”), among Knowles Electronics Holdings, Inc., formerly known as Knowles Electronics, Inc., a Delaware corporation; the financial institutions party thereto as Lenders; JPMorgan Chase Bank, N.A., as successor to The Chase Manhattan Bank, as administrative agent and Morgan Stanley Senior Funding, Inc., as Syndication Agent.

     The Amendment, among other things, permits Knowles to incur an additional $10 million of unsecured indebtedness and increases for each period beginning December 31, 2004 through maturity of the loans, the maximum allowable leverage ratio applicable to Knowles under the Credit Agreement’s leverage ratio covenant.

     A copy of the Amendment is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

     Pursuant to the terms of the Credit Agreement dated as of December 20, 2004 among Knowles Electronics Holdings, Inc., as borrower, Xerion Partners II Master Fund Limited as Lender and the other lenders party thereto from time to time (the “Xerion Credit Agreement”), the Xerion Credit Agreement is deemed to be amended by the Amendment to the same extent.

     A copy of the letter acknowledging this deemed amendment to the Xerion Credit Agreement is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Amendment No. 8 and Waiver dated as of March 10, 2005, to the Credit Agreement dated as of June 28, 1999, as amended and restated as of July 21, 1999, as amended, among Knowles Electronics Holdings, Inc., formerly known as Knowles Electronics, Inc., a Delaware corporation; the financial institutions party thereto as Lenders; JPMorgan Chase Bank, N.A., as successor to The Chase Manhattan Bank, as administrative agent, and Morgan Stanley Senior Funding, Inc., as Syndication Agent.

99.2 Amendment acknowledgement letter dated March 4, 2005 with regard to the Credit Agreement dated as of December 20, 2004 among Knowles Electronics Holdings, Inc., as borrower, Xerion Partners II Master Fund Limited as Lender and the other lenders party thereto from time to time.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knowles Electronics Holdings, Inc.
Date: March 17, 2005	By:	/s/ Stephen D. Petersen
		Name:	Stephen D. Petersen
		Title:	Vice-President Finance